UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2022 (May 2, 2022)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 2, 2022, the Company issued senior unsecured convertible notes (the "Notes") to four related parties, Lubar Opportunities Fund I, of which Mr. David Lubar, a Company director, manages in his capacity as President and CEO of Lubar & Co. ($2.5 million of principal purchased), NextG Partners LLC, of which Mr. Steven R. Hardie, a Company director, is a member and manager ($1.0 million of principal purchased), Hallador Alternative Assets Fund, LLC, of which Mr. David C. Hardie, a Company director, manages in his capacity as Managing Member of Hallador Management, LLC ($1.0 million of principal purchased), and the Charles R. Wesley, IV Revocable Trust, of which Mr. Charles R. Wesley, IV is a Company director ($0.5 million of principal purchased), in the aggregate principal amount of $5,000,000. The funds received from the Notes will be used to provide additional working capital to the Company. The Notes will mature on December 29, 2028 and will accrue interest at 8% per annum, which interest will be payable on the date of the maturity.

Pursuant to the terms of the Notes, the holders of the Notes may convert the entire principal balance and all accrued and unpaid interest then outstanding during the period beginning June 1, 2022 and ending on May 31, 2027 into shares of the Company Common Stock (the "Conversion Shares") at a conversion price the greater of (i)$3.33 and (ii) the 30-day trailing volume-weighted average sales price for the Common Stock on the Nasdaq Capital Market ending on the and including the date on which this Note is converted. Each Conversion Share will consist of one share of our common stock.  The conversion price and number of shares of the Company’s Common Stock issuable upon conversion of the May 2, 2022 Notes are subject to adjustment from time to time for any subdivision or consolidation of the Company’s shares and other standard dilutive events.

At any time on or after June 1, 2025, the Company may, at its option and upon 30 days written notice provided to the Holders, elect to redeem the Notes (in whole and not in part) and the Holders shall be obligated to surrender the Notes, at a redemption price equal to 100% of the outstanding Principal Balance, together with any accrued but unpaid interest thereon to the redemption date.  After receipt of such redemption notice from the Company, the Holder may, at its option, elect to convert the Principal Balance and accrued interest into Conversion Shares by giving written notice of such election to the Company no later than 5 days prior to the date fixed for redemption.

The foregoing description of the May 2, 2022 Notes are qualified in their entirety by reference to the full text of such documents, copies of which are attached to this Report as Exhibits 2.1 through 2.4, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.03 above, which disclosure is incorporated herein by reference.

The issuance of the May 2, 2022 Notes was and, upon conversion of the May 2, 2022 Notes, the issuances of any conversion shares issued thereunder will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

A copy of our news release dated May 6, 2022 is being furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document

2.1	Hallador Energy Company Unsecured Convertible Promissory Note dated May 2, 2022 - Charles R. Wesley, IV Revocable Trust U/A dated October 30, 2020
2.2	Hallador Energy Company Unsecured Convertible Promissory Note dated May 2, 2022 - Lubar Oportunities Fund I, LLC
2.3	Hallador Energy Company Unsecured Convertible Promissory Note - dated May 2, 2022 - NextG Partners, LLC
2.4	Hallador Energy Company Unsecured Convertible Promissory Note - dated May 2, 2022 - Hallador Alternative Asset Fund, LLC
99.1	Press Release, dated May 6, 2022, Hallador Energy Company Announces Issuance of Unsecured Convertible Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR ENERGY COMPANY

Date: May 6, 2022	By:	/s/ Lawrence D. Martin
Lawrence D. Martin
Chief Financial Officer